PROXY                                                                 PROXY

                        DYNAMICS CORPORATION OF AMERICA

                    475 Steamboat Road, Greenwich, CT. 06830

          This Proxy is Solicited on behalf of the Board of Directors

        The undersigned, revoking all previous proxies, hereby appoints A. LOZYNIAK and H. V. KENSING, or either of them, attorneys and proxies with power of substitution and with all the powers the undersigned would possess if present, to vote all shares of the common stock of DYNAMICS CORPORATION OF AMERICA (the "Company") registered in the name of the undersigned, at the Annual Meeting of Shareholders to be held on May 3, 1996 at 10:30 A.M. in the Cole Auditorium of the Greenwich Library, West Putnam Avenue at Dearfield Drive, Greenwich, Connecticut, and any adjournments thereof, as more fully described in the accompanying Proxy Statement of the Company dated March 27, 1996.

MANAGEMENT RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:
1. ELECTION OF DIRECTORS
  Nominees: Patrick J. Dorme, Russell H. Knisel and Saul Sperber
 FOR all nominees                      WITHHELD from all nominees
      [ ]                                         [ ]

For, except vote withheld from the following nominee(s):

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2.  Proposal to ratify and approve the Selection of Ernst &
    Young LLP as independent auditors of the Company for the year
    1996.

    [ ] FOR                [ ] AGAINST                 [ ] ABSTAIN

3. In their discretion upon such other matters as may lawfully come before the meeting and all adjournments thereof.

The shares represented hereby will be voted as directed by this proxy, but if no determination is made they will be voted FOR the election of all nominees and FOR the selection of Ernst & Young LLP as independent auditors of the Company for the year 1996.

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Signature--------------------------------------
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                     NOTE: Please date and sign exactly as your name(s)
                     appear(s). If acting as attorney, executor, trustee, or in any other representative capacity, sign name and title.